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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 22, 1997


                      CAMERA PLATFORMS INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                  0-14675                      95-4024550
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(State or other jurisdiction of    (Commission                 (IRS Employer
incorporation or organization)     File Number)              Identification No.)

             10909 Vanowen Street, North Hollywood, California 91605
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               (Address of principal executive offices) (Zip Code)

                                 (818) 623-1700
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              (Registrant's telephone number, including area code)

                28145 Avenue Crocker, Valencia, California 91355
          ------------------------------------------------------------
          (Former name or former address if changed since last report)













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                      CAMERA PLATFORMS INTERNATIONAL, INC.


Item 4.        Changes in Registrant's Certifying Accountants

               At a meeting held on January 22, 1997, the Board of Directors of the Company approved the engagement of Grant Thornton LLP as its independent auditors for the fiscal year ending December 31, 1996, and for other independent accounting and tax-related services on an ongoing basis, to replace the firm of Ernst & Young LLP, who resigned as auditors of the Company effective January 22, 1997. The Board of Directors does not have a separate audit committee.

               The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years ended December 31, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainity, audit scope or accounting prinicples.

               In connection with the audits of the Company's financial statements for each of the past two fiscal years ended December 31, 1994 and 1995 and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in its report.

               The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 24, 1997, is filed as Exhibit 1 to this Form 8-K.


                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CAMERA PLATFORMS INTERNATIONAL, INC.




Date:   January 28, 1997                   /s/ LAIRD ROBERTSON
                                           ------------------------------------
                                           Laird Robertson
                                           Chief Executive Officer



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